Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of EarthLink Holdings Corp., a Delaware corporation, hereby constitutes and appoints Samuel R. DeSimone, Jr. and Bradley A. Ferguson, and each of them, such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statements (including any post-effective amendments thereto) listed on Exhibit A, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of December 5, 2013.

/s/ Susan D. Bowick	/s/ Garry K. McGuire
Susan D. Bowick	Garry K. McGuire

/s/ Rolla P. Huff	/s/ R. Gerard Salemme
Rolla P. Huff	R. Gerard Salemme

/s/ Marce Fuller	/s/ Julie A. Shimer Ph.D
Marce Fuller	Julie A. Shimer Ph.D

/s/ David A. Koretz	/s/ M. Wayne Wisehart
David A. Koretz	M. Wayne Wisehart

/s/ Kathy S. Lane
Kathy S. Lane

Exhibit A

SEC Registration Statements

•        Registration Statement No. 333-30024 on Form S-8 (EarthLink Network, Inc. 1995 Stock Option Plan)

•        Registration Statement No. 333-34810 on Form S-8 (EarthLink, Inc. Stock Option Plan)

•        Registration Statement No. 333-39456 on Form S-8 (EarthLink, Inc. Stock Incentive Plan and Stock Option Plan for Non-Employee Directors)

•        Registration Statement No. 333-108065 on Form S-8 (EarthLink, Inc. Equity Plan for Non-Employee Directors)

•        Registration Statement No. 333-133871 on Form S-8 (EarthLink, Inc. 2006 Equity and Cash Incentive Plan)

•        Registration Statement No. 333-173889 on Form S-8 (EarthLink, Inc. 2011 Equity and Cash Incentive Plan)

•        Registration Statement No. 333-133870 on Form S-8 (EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company)